CONSENT OF INDEPENDENT AUDITORS

Iowa-Illinois Gas and Electric Company:

We consent to the incorportion by reference in Registration Statement No. 33-23081 on Form S-8 and Registration Statement No. 33-20329 on Form S-8 of our reports dated January 26, 1994, appearing in and incorporated by reference in this Annual Report on Form 10-K of Iowa-Illinois Gas and Electric Company for the year ended December 31, 1993.


/s/DELOITTE & TOUCHE
   DELOITTE & TOUCHE

Davenport, Iowa
March 24, 1994